UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2022
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices)				(Zip Code)

(415) 489-4940
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2022, the Board of Directors (the “Board”) of DocuSign, Inc. (the “Company”) appointed Allan Thygesen to the Board to serve as a director of the Company, effective immediately following the conclusion of the Board meeting, and confirmed his appointment as the Company’s President and Chief Executive Officer consistent with the Company’s announcement on September 22, 2022. Mr. Thygesen will serve as a Class II director whose term will expire at the Company’s 2023 Annual Meeting of Stockholders, which is the next stockholder meeting at which Class II directors will be elected, and until Mr. Thygesen’s successor shall have been duly elected and qualified, or until Mr. Thygesen’s earlier death, resignation, disqualification or removal.

Mr. Thygesen previously served as President, Americas & Global Partners at Google Inc. (a subsidiary of Alphabet Inc.) from June 2021 to September 2022, as President, Americas from February 2017 to May 2021, as President, Google Marketing Solutions from September 2014 to February 2017, and as Vice President, Global SMB Sales and Operations from September 2011 to September 2014. Before joining Google, Mr. Thygesen consulted to Google and other companies in 2010 and until September 2011 and previously co-founded an early stage venture firm and was a managing director and partner in the U.S. venture and growth funds of The Carlyle Group, where he led investments in startups in sectors including e-commerce, enterprise software, mobile advertising and imaging. Earlier, Mr. Thygesen served as an executive in several public and private companies, including Wink Communications, Inc., an interactive television technology company, which he helped take public in 1999. He also served as a lecturer at the Stanford Graduate School of Business from 2014 to 2021. Mr. Thygesen has served on the board of directors of RingCentral, Inc. (NYSE: RNG) since October 2015 and has served on the boards of directors of various private companies. Mr. Thygesen holds an M.Sc. in Economics from the University of Copenhagen and an MBA from Stanford University.

The Company will enter into its standard form of Indemnification Agreement with Mr. Thygesen. The form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 on Form 8-K filed with the Securities and Exchange Commission on December 3, 2020 and incorporated by reference herein.

There are no other arrangements or understandings between Mr. Thygesen and any other persons pursuant to which he was appointed to the Board, no family relationships among any of the Company’s directors or executive officers and Mr. Thygesen and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 9, 2022, Mary Agnes “Maggie” Wilderotter's service as the Company’s interim President and Chief Executive Officer terminated in connection with Mr. Thygesen’s commencement of service as the Company’s Chief Executive Officer. Ms. Wilderotter will continue to serve as a Class III director and Board Chair. Director Peter Solvik also ceased serving as the Company’s Lead Independent Director effective October 9, 2022, and will continue to serve as a Class III director.

In addition, on October 9, 2022, the Board accepted the resignation of Daniel D. Springer from the Board, effective upon commencement of Mr. Thygesen’s service as the Company’s President and Chief Executive Officer and director. Mr. Springer had previously tendered his resignation to the Board in accordance with Section 1.12 of the Company’s Corporate Governance Guidelines. Mr. Springer’s resignation as a member of the Board is not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 11, 2022

DOCUSIGN, INC.

By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Chief Legal Officer